UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27512	47-0783182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Inverness Dr W Suite 300
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 200-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2023, CSG Systems International, Inc. (“CSG” or the “Company”) entered into the First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) to its $600 million Amended and Restated Credit Agreement, dated September 13, 2021 (the “2021 Credit Agreement”) by and among the Company, the Lenders party thereto, and Bank of America, N.A., as the Administrative Agent, the Collateral Agent, the Swingline Lender, and an Issuing Bank. The First Amendment replaces the interest rate benchmark, from the London Interbank Offered Rate (“LIBOR”), to the Secured Overnight Financing Rate (“SOFR”), as all references to “Eurodollar Borrowing(s)” or “Eurodollar Loans” have been replaced with “Term SOFR Borrowing(s)” or “Term SOFR Loans”. All of the other material terms, provisions, and conditions of the 2021 Credit Agreement remain unchanged.

The foregoing summary of the terms of the First Amendment and the 2021 Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such document, copies of which are filed as Exhibit 10.60A hereto (such Exhibit consisting of the First Amendment and through its Annex A, the 2021 Credit Agreement) and are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.60A	First Amendment to Amended and Restated Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSG SYSTEMS INTERNATIONAL, INC.

Date:	April 14, 2023	By:	/s/ David N. Schaaf
David N. Schaaf Chief Accounting Officer